Scottish Re Group Limited Announces Operating Results for the Third Quarter Ended September 30, 2005

Company Release - 11/03/2005

HAMILTON, Bermuda--(BUSINESS WIRE)--Nov. 3, 2005--Scottish Re Group Limited (NYSE:SCT) today reported that net income available to ordinary shareholders for the quarter ended September 30, 2005 was $31.9 million, or $0.66 per diluted ordinary share, as compared to $11.6 million, or $0.31 per diluted ordinary share for the prior year period. Net income available to ordinary shareholders for the nine months ended September 30, 2005 was $66.9 million or $1.42 per diluted ordinary share, as compared to $50.3 million, or $1.35 per diluted ordinary share for the prior year period.

Net operating earnings available to ordinary shareholders was $32.6 million, or $0.67 per diluted ordinary share for the quarter ended September 30, 2005, as compared to $18.8 million, or $0.51 per diluted ordinary share for the prior year period. Net operating earnings available to ordinary shareholders was $79.3 million, or $1.68 per diluted ordinary share for the nine months ended September 30, 2005, as compared to $53.5 million, or $1.44 per diluted ordinary share for the prior year period.

"Net operating earnings available to ordinary shareholders" is a non-GAAP measurement. We determine net operating earnings available to ordinary shareholders by adjusting net income available to ordinary shareholders by net realized capital gains and losses and the change in value of embedded derivatives as adjusted for the related effects upon the amortization of deferred acquisition costs and taxes. While these items may be significant components in understanding and assessing the Company's consolidated financial performance, the Company believes that the presentation of net operating earnings available to ordinary shareholders enhances the understanding of its results of operations by highlighting earnings attributable to the normal, recurring operation of its reinsurance business. However, net operating earnings available to ordinary shareholders are not a substitute for net income determined in accordance with GAAP. Reconciliations to net income available to ordinary shareholders are provided in the following tables.

"We are pleased to report net operating earnings available to ordinary shareholders of $0.67 per share this quarter," said Scott E. Willkomm, President and Chief Executive Officer of Scottish Re Group Limited. "This strong showing was driven, in large part, by the performance of our traditional life reinsurance business in the United States and the contribution of the ING acquisition."

"From an operational perspective, the integration of the ING business continues to progress on plan and the continued development of our corporate infrastructure in response to our high growth is proceeding well. We continue to see attractive opportunities in our key markets. As just recently announced, we opened our Singapore office and expect strong growth in our Asian business."

Total revenues for the quarter increased to $561.6 million from $195.1 million for the prior year period, an increase of 188%. Excluding realized gains and losses and the change in value of embedded derivatives, total revenues for the quarter increased to $562.8 million from $204.0 million for the prior year period, an increase of 176%. Total revenues for the nine months ended September 30, 2005 increased to $1.6 billion from $601.2 million for the prior year period, an increase of 170%.

Excluding realized gains and losses and the change in value of embedded derivatives, total revenues for the nine months increased to $1.6 billion from $604.4 million for the prior year period, an increase of 171%. Total benefits and expenses increased to $533.7 million for the quarter from $188.9 million, an increase of 183%. For the nine months ended September 30, 2005, total benefits and expenses increased to $1.6 billion from $556.7 million, an increase of 182%. The increases were principally driven by the acquisition of the ING individual life reinsurance business and growth in the Company's reinsurance business in North America.

The Company's operating expense ratio (which is the ratio of operating expenses to total revenue excluding realized gains and losses and the change in value of embedded derivatives) for the last twelve months ended September 30, 2005 was 5.5%, as compared to an operating expense ratio of 6.7% for the year ended December 31, 2004. Operating expenses in the third quarter were approximately $6 million greater than the second quarter of 2005 of which approximately $3 million is due to professional fees incurred in connection with implementing the requirements of the Sarbanes-Oxley Act of 2002 on the business acquired from ING.

The Company's total assets were $10.4 billion as of September 30, 2005. The core investment portfolio, comprising fixed maturity investments, preferred stock and most of the cash and cash equivalents, totaled $5.6 billion, and had an average quality rating of "AA-," an effective duration of 3.5 years and a weighted average book yield of 4.8%. This compares with a portfolio balance of $4.3 billion, an average quality rating of "AA-," effective duration of 3.8 years and an average book yield of 4.2% as of December 31, 2004.

Funds withheld at interest, totaling $1.9 billion, had an average quality rating of "A", an effective duration of 5.1 years and a weighted average book yield 5.8% at September 30, 2005. This compares with a total of $2.1 billion with an average quality rating of "A+", an effective duration of 3.9 years and an average book yield of 5.2% at December 31, 2004. The market value of the funds withheld at interest amounted to $1.9 billion at September 30, 2005.

As of September 30, 2005, the Company had approximately $1 trillion of life reinsurance in force covering 13.9 million lives with an average benefit per life of $74,000 in our North American operations. As of September 30, 2004, we had approximately $307 billion of life reinsurance in force covering 7.5 million lives with an average benefit per life of $41,000 in our North American operations.

The Company's book value per share was $20.60 at September 30, 2005 as compared to $21.60 per share at December 31, 2004. Fully diluted book value per share was $20.53 at September 30, 2005 as compared to $19.43 at December 31, 2004.

On a trailing twelve months basis, the Company's return on average equity - measured by dividing net operating earnings available to ordinary shareholders by average shareholders' equity excluding the effect of FAS 115 and the change in value of embedded derivatives - was 12.1%.

On July 6, 2005, the Company issued 5 million perpetual preferred shares and declared a $0.4984 per share dividend (comprised of the $0.4531 per share regular quarterly dividend plus a one-time $0.0453 per share dividend for the period July 6, 2005 to July 14, 2005) for the period July 6 through October 15.

The Company's earnings conference call will be held at 11:00 am (EST) on Friday, November 4, 2005. The dial-in number is (877) 502-2902 or (706) 679-5950 and the reservation number is 1419708. A replay of the call will be available beginning at 1:00 pm on Friday, November 4, 2005 and running through Friday, November 18, 2005. The dial-in number for the replay is (800) 642-1687 or (706) 645-9291 and the PIN code is 1419708. In addition, a simultaneous Web cast, as well as an on-demand replay, of the conference call will be available at the Company's Web site, www.scottishre.com/conferencecall.

Scottish Re Group Limited is a global life reinsurance specialist and issuer of customized life-insurance based wealth management products for high net worth individuals and families. Scottish Re Group Limited has operating companies in Bermuda, the Cayman Islands, Guernsey, Ireland, Singapore, the United Kingdom and the United States. Its operating subsidiaries include Scottish Annuity & Life Insurance Company (Cayman) Ltd. and Scottish Re (U.S.), Inc. which are rated A- (excellent) by A.M. Best, A (strong) by Fitch Ratings, A3 (good) by Moody's and A- (strong) by Standard & Poor's, Scottish Re Limited, which is rated A- (excellent) by A.M. Best, A (strong) by Fitch Ratings and A- (strong) by Standard & Poor's and Scottish Re Life Corporation Limited which is rated A-(excellent) by A.M. Best. Additional information about Scottish Re can be obtained from its Web site, www.scottishre.com.

Certain statements included herein are "forward-looking statements" within the meaning of the federal securities laws. The management of Scottish Re Group Limited (the "Company") cautions that forward-looking statements are not guarantees and actual results could differ materially from those expressed or implied in the forward-looking statements. Important events that could cause the actual results of operations or financial condition of the Company to differ include, but are not necessarily limited to, the Company's ability to attract clients and generate business; the competitive environment; the Company's ability to underwrite business; performance of outside service providers; mortality risk; surrender risk; investment risk (including asset value risk, reinvestment risk and disintermediation risk); the impact of unforeseen economic changes (such as changes in interest rates, currency exchange rate, inflation rates, recession and other external economic factors); the impact of terrorist activities on the economy, the insurance and related industries in general and the Company in particular; regulatory changes (such as changes in U.S. tax law and insurance regulation which directly affect the competitive environment for the Company's products); rating agency policies and practices; and loss of key executives. Investors are also directed to consider the risks and uncertainties discussed in documents filed by the Company with the Securities and Exchange Commission.

                            Scottish Re Group Limited
                              Financial Highlights
        (Stated in Thousands of United States Dollars, Except Share Data)
                                   (Unaudited)

                        Three       Three       Nine        Nine
                        months      months      months      months
                        ended       ended       ended       ended
                      September   September   September    September
                      30, 2005    30, 2004    30, 2005     30, 2004
                     ----------- ----------- -----------  ----------

Total revenues          $561,553    $195,085  $1,623,461    $601,171
Net operating
 earnings available
 to ordinary
 shareholders(1)          32,636      18,818      79,283      53,544
Net income                34,410      11,578      69,421      50,343
Net income available
 to ordinary
 shareholders             31,918      11,578      66,929      50,343

Net operating
 earnings per
 ordinary share
  Basic                    $0.72       $0.52       $1.84       $1.50
  Diluted                  $0.67       $0.51       $1.68       $1.44

Earnings per ordinary
 share
  Basic                    $0.70       $0.32       $1.56       $1.41
  Diluted                  $0.66       $0.31       $1.42       $1.35

Dividends per
 ordinary share            $0.05       $0.05       $0.15       $0.15

Weighted average
 ordinary shares
  Outstanding
  Basic               45,517,832  35,869,413  43,004,046  35,648,913
  Diluted             48,543,262  37,244,288  47,080,247  37,268,420

(1) Excludes effect of realized gains and losses, change in value of embedded derivatives as adjusted for the related effects of amortization of deferred acquisition costs and taxes and dividends on the perpetual preferred shares.

                       September    December
                       30, 2005     31, 2004
                      -----------  ----------
Book value per
 ordinary share          $20.60      $21.60
Fully diluted book
value per ordinary
share - excluding
other comprehensive
income and value of
embedded derivatives     $20.53      $19.43

                            Scottish Re Group Limited
                           Consolidated Balance Sheets
        (Stated in Thousands of United States Dollars, Except Share Data)

                                               September   December
                                               30, 2005    31, 2004
                                             ------------ -----------
                                             (Unaudited)
Assets
Fixed maturity investments                    $5,062,020  $3,392,463
Preferred stock                                  156,422     125,204
Cash and cash equivalents                        486,527     794,639
Other investments                                 49,759      16,250
Funds withheld at interest                     1,892,077   2,056,280
                                             ------------ -----------
    Total investments                          7,646,805   6,384,836
Accrued interest receivable                       41,368      32,092
Reinsurance balances and risk fees
 receivable                                      522,885     470,817
Deferred acquisition costs                       505,506     417,306
Amounts recoverable from reinsurers              731,578     774,503
Present value of in-force business                56,763      62,164
Goodwill                                          34,125      34,125
Other assets                                      63,488      38,925
Current income tax receivable                     16,791       7,712
Deferred tax benefit                              34,805      15,030
Segregated assets                                772,526     783,573
                                             ------------ -----------
     Total assets                            $10,426,640  $9,021,084
                                             ============ ===========

Liabilities
Reserves for future policy benefits           $3,592,779  $3,370,562
Interest sensitive contract liabilities        3,283,154   3,181,447
Collateral finance facilities                  1,050,000     200,000
Accounts payable and other liabilities           104,413      68,311
Reinsurance balances payable                     161,277     116,589
7.00% Convertible junior subordinated notes            -      41,282
Long term debt                                   244,500     244,500
Segregated liabilities                           772,526     783,573
                                             ------------ -----------
     Total liabilities                         9,208,649   8,006,264
                                             ------------ -----------

Minority interest                                  9,977       9,697
Mezzanine equity                                 142,906     142,449
Shareholders' equity
Ordinary shares, par value $0.01 per share:
Issued: 45,627,372 shares (2004 -
 39,931,145)                                         456         399
Preferred shares,  par value $0.01:
    Issued: 5,000,000 shares                     125,000           -
Additional paid- in capital                      729,773     684,719
Accumulated other  comprehensive income            3,704      31,604
Retained earnings                                206,175     145,952
                                             ------------ -----------
    Total shareholders' equity                 1,065,108     862,674
                                             ------------ -----------
 Total liabilities, minority interest,
  mezzanine equity and shareholders' equity  $10,426,640  $9,021,084
                                             ============ ===========

                            Scottish Re Group Limited
                        Consolidated Statements of Income
                 (Stated in Thousands of United States Dollars)
                                   (Unaudited)

                        Three       Three       Nine        Nine
                        months      months      months      months
                        ended       ended       ended       ended
                       September   September   September   September
                        30, 2005   30, 2004    30, 2005     30, 2004
                      ----------- ----------- ----------- -----------
Revenues
Premiums earned, net    $467,907    $145,928  $1,371,782    $435,254
Investment income,
 net                      92,132      55,519     256,165     160,439
Fee income                 2,801       2,545       9,209       8,686
Realized gains
 (losses)                  1,344      (3,398)      5,572      (3,664)
Change in value of
 embedded
 derivatives, net         (2,631)     (5,509)    (19,267)        456
                      ----------- ----------- ----------- -----------
     Total revenues      561,553     195,085   1,623,461     601,171
                      ----------- ----------- ----------- -----------

Benefits and expenses
Claims and other
 policy benefits         356,127     104,701   1,030,893     322,856
Interest credited to
 interest sensitive
 contract liabilities     36,724      27,685      99,089      77,342
Acquisition costs and
 other insurance
 expenses, net            89,027      38,554     306,465     109,012
Operating expenses        32,909      13,214      83,979      36,969
Collateral finance
 facilities expense       13,230       1,385      32,470       1,385
Interest expense           5,690       3,352      16,096       9,126
                      ----------- ----------- ----------- -----------
     Total benefits
      and expenses       533,707     188,891   1,568,992     556,690
                      ----------- ----------- ----------- -----------

Income before income
 taxes and minority
 interest                 27,846       6,194      54,469      44,481
Income tax benefit         6,677       5,401      15,233       6,217
                      ----------- ----------- ----------- -----------
Income before
 minority interest        34,523      11,595      69,702      50,698
Minority interest           (113)        (17)       (281)       (355)
                      ----------- ----------- ----------- -----------
Net income               $34,410     $11,578     $69,421     $50,343

Dividend declared on
 non-cumulative
 perpetual preferred
 shares                   (2,492)          -      (2,492)          -
                      ----------- ----------- ----------- -----------
Net income available
 to ordinary
 shareholders            $31,918     $11,578     $66,929     $50,343
                      =========== =========== =========== ===========


                            Scottish Re Group Limited
         Supplemental Information - Net Operating Earnings Available to
                              Ordinary Shareholders
         (Stated in Thousands of United States Dollars, Except Per Share
                                    Amounts)
                                   (Unaudited)

                        Three       Three       Nine        Nine
                        months      months      months      months
                        ended       ended       ended       ended
                       September   September   September   September
                       30, 2005    30, 2004    30, 2005    30, 2004
                      ----------- ----------- ----------- -----------

Net operating
 earnings available
 to ordinary
 shareholders
---------------------
Net income available
 to ordinary
 shareholders            $31,918     $11,578     $66,929     $50,343
Realized losses
 (gains)                  (1,344)      3,398      (5,572)      3,664
Change in value of
 embedded derivatives      2,631       5,509      19,267        (456)
Taxes on realized
 gains/losses and
 change in value of
 embedded derivatives       (569)     (1,667)     (1,341)         (7)
                      ----------- ----------- ----------- -----------

Net operating
 earnings available
 to ordinary
 shareholders            $32,636     $18,818     $79,283     $53,544
                      =========== =========== =========== ===========

Net operating
 earnings per share
 available to
 ordinary
 shareholders
    Basic                  $0.72       $0.52       $1.84       $1.50
    Diluted                $0.67       $0.51       $1.68       $1.44
                      =========== =========== =========== ===========

Weighted average
 number of ordinary
 shares outstanding
  Basic               45,517,832  35,869,413  43,004,046  35,648,913
  Diluted             48,543,262  37,244,288  47,080,247  37,268,420

    "Net operating earnings available to ordinary shareholders" is a non-GAAP measurement. We determine net operating earnings available to ordinary shareholders by adjusting net income available to ordinary shareholders by net realized capital gains and losses and the change in value of embedded derivatives as adjusted for the related effects upon the amortization of deferred acquisition costs and taxes. While these items may be significant components in understanding and assessing the Company's consolidated financial performance, the Company believes that the presentation of net operating earnings available to ordinary shareholders enhances the understanding of its results of operations by highlighting earnings attributable to the normal, recurring operation of its reinsurance business. However, net operating earnings available to ordinary shareholders are not a substitute for net income determined in accordance with GAAP.


                            Scottish Re Group Limited
              Supplemental Information - Segment Operating Results
                 (Stated in Thousands of United States Dollars)
                                   (Unaudited)

                         Life Reinsurance North America

                         Three months ended     Nine months ended
                            September 30          September 30
---------------------------------------------------------------------
                          2005        2004       2005        2004
--------------------- ----------- ---------- ----------- ------------
Premiums earned, net    $425,037    $119,468  $1,273,597    $352,340
Investment income,
 net                      88,490      53,250     246,977     151,636
Fee income                 2,010       1,445       6,916       5,795
Realized gains
 (losses)                   (160)     (1,289)      3,490      (1,149)
Change in value of
 embedded
 derivatives, net         (2,631)     (5,509)    (19,267)        456
                      ----------- ----------- ----------- -----------
Total revenues           512,746     167,365   1,511,713     509,078
                      ----------- ----------- ----------- -----------

Claims and other
 policy benefits         330,035      88,070     967,822     266,147
Interest credited to
 interest sensitive
 contract liabilities     36,724      27,685      99,089      77,342
Acquisition costs and
 other insurance
 expenses, net            78,575      33,989     287,368      99,226

Operating expenses        12,981       4,437      34,875      13,543
Collateral finance
 facilities expense       11,850       1,385      28,483       1,385
Interest expense           3,062       1,266       8,427       2,892
                      ----------- ----------- ----------- -----------
Total benefits and
 expenses                473,227     156,832   1,426,064     460,535
                      ----------- ----------- ----------- -----------
Income before income
 taxes and minority
 interest                 39,519      10,533      85,649      48,543
Income tax benefit         4,705       5,828      13,383       6,749
                      ----------- ----------- ----------- -----------
Income before
 minority interest        44,224      16,361      99,032      55,292
Minority interest           (113)        (17)       (281)       (355)
                      ----------- ----------- ----------- -----------
Net income               $44,111     $16,344     $98,751     $54,937
                      =========== =========== =========== ===========
Net operating
 earnings
---------------------
Net income               $44,111     $16,344     $98,751     $54,937
Realized losses
 (gains)                     160       1,289      (3,490)      1,149
Change in value of
 embedded
 derivatives, net          2,631       5,509      19,267        (456)
Taxes on above items        (556)     (1,691)     (1,514)         44
                      ----------- ----------- ----------- -----------
Net operating
 earnings                $46,346     $21,451    $113,014     $55,674
                      =========== =========== =========== ===========


                            Scottish Re Group Limited
        Supplemental Information - Segment Operating Results (continued)
                 (Stated in Thousands of United States Dollars)
                                   (Unaudited)

                         Life Reinsurance International

                        Three months ended       Nine months ended
                           September 30             September 30
                      ----------------------- -----------------------
                         2005        2004        2005        2004
                      ----------- ----------- ----------- -----------
Premiums earned, net     $42,870     $26,460     $98,185     $82,914
Investment income,
 net                       2,734       2,105       7,676       7,828
Realized gains
 (losses)                    (82)         67         502        (273)
                      ----------- ----------- ----------- -----------
Total revenues            45,522      28,632     106,363      90,469
                      ----------- ----------- ----------- -----------

Claims and other
 policy benefits          26,092      16,631      63,071      56,709
Acquisition costs and
 other insurance
 expenses, net             9,933       4,115      17,545       8,097
Operating expenses         6,728       4,941      19,863      13,107
                      ----------- ----------- ----------- -----------
Total benefits and
 expenses                 42,753      25,687     100,479      77,913
                      ----------- ----------- ----------- -----------
Income before income
 taxes                     2,769       2,945       5,884      12,556
Income tax benefit
 (expense)                 2,363         553       2,298        (569)
                      ----------- ----------- ----------- -----------
Net income                $5,132      $3,498      $8,182     $11,987
                      =========== =========== =========== ===========
Net operating
 earnings
---------------------
Net income                $5,132      $3,498      $8,182     $11,987
Realized losses
 (gains)                      82         (67)       (502)        273
Taxes on realised
 losses (gains)               (7)         24         168         (53)
                      ----------- ----------- ----------- -----------
Net operating
 earnings                 $5,207      $3,455      $7,848     $12,207
                      =========== =========== =========== ===========


                            Scottish Re Group Limited
        Supplemental Information - Segment Operating Results (continued)
                 (Stated in Thousands of United States Dollars)
                                   (Unaudited)

                                Corporate & Other

                        Three months ended       Nine months ended
                           September 30            September 30
                      ----------------------- -----------------------
                         2005        2004        2005        2004
                      ----------- ----------- ----------- -----------
Investment income,
 net                        $908        $164      $1,512        $975
Fee income                   791       1,100       2,293       2,891
Realized gains
 (losses)                  1,586      (2,176)      1,580      (2,242)
                      ----------- ----------- ----------- -----------
Total revenues             3,285        (912)      5,385       1,624
                      ----------- ----------- ----------- -----------

Acquisition costs and
 other insurance
 expenses, net               519         450       1,552       1,689

Operating expenses        13,200       3,836      29,241      10,319
Collateral finance
 facilities expense        1,380           -       3,987           -
Interest expense           2,628       2,086       7,669       6,234
                      ----------- ----------- ----------- -----------
Total benefits and
 expenses                 17,727       6,372      42,449      18,242
                      ----------- ----------- ----------- -----------
Loss before income
 taxes                   (14,442)     (7,284)    (37,064)    (16,618)
Income tax benefit
 (expense)                  (391)       (980)       (448)         37
                      ----------- ----------- ----------- -----------
Net loss                $(14,833)    $(8,264)   $(37,512)   $(16,581)
                      =========== =========== =========== ===========
Net operating loss
---------------------
Net loss                $(14,833)    $(8,264)   $(37,512)   $(16,581)
Realized losses
 (gains)                  (1,586)      2,176      (1,580)      2,242
Taxes on realised
 losses (gains)               (6)          -           5           2
Dividend declared on
 non-cumulative
 perpetual preferred
 shares                   (2,492)          -      (2,492)          -
                      ----------- ----------- ----------- -----------
Net operating loss      $(18,917)    $(6,088)   $(41,579)   $(14,337)
                      =========== =========== =========== ===========


                            Scottish Re Group Limited
              Supplemental Information - Business Acquired from ING
                 (Stated in Thousands of United States Dollars)

    This supplemental information is in respect of the business acquired from ING. This information also includes premiums earned, claims and other policy benefits and acquisition costs and other insurance expenses in respect of 2005 new business. As this block is integrated into our existing North America traditional solutions business, we do not allocate shared operating expenses directly to the results of the block.

                                                    (Unaudited)
                                                 Three        Nine
                                                 months      months
                                                 ended       ended
                                               September   September
                                                30, 2005    30, 2005
                                              ----------- -----------
Premiums earned (1)                             $295,102    $862,109
Investment income, net                            19,105      55,198
Realized gains (losses)                             (903)      1,392
Change in value of embedded derivatives, net      (2,832)    (16,063)
                                              ----------- -----------
Total revenues                                   310,472     902,636
                                              ----------- -----------

Claims and other policy benefits (1)             226,592     639,137
Acquisition costs and other insurance
 expenses, net (1)                                51,035     187,414
Operating expenses(2)                              4,813      14,503
                                              ----------- -----------
Total benefits and expenses                      282,440     841,054
                                              ----------- -----------
Income before income taxes and minority
 interest                                        $28,032     $61,582
                                              =========== ===========

    (1) Includes amounts in respect of 2005 new business.

    (2) Operating expenses include only direct expenses and do not include an allocation of shared expenses from our North American operation.


                            Scottish Re Group Limited
          Supplemental Information - Book Value Per Ordinary Share and
                   Fully Diluted Book Value Per Ordinary Share
           (Stated in Thousands of United States Dollars, Except Share
                                    Amounts)

     Fully diluted book value per ordinary share is a non-GAAP measure, based on total shareholders' equity plus the assumed proceeds from the exercise of outstanding options, warrants, and other convertible securities, divided by the sum of shares, options and warrants outstanding, and the number of shares required upon the conversion of convertible securities. The Company believes that fully diluted book value per ordinary share more accurately reflects the book value that is attributable to an ordinary share.

                                              (Unaudited)
                                               September   December
                                               30, 2005    31, 2004
                                              ----------- -----------

Shareholders' equity - end of period          $1,065,108    $862,674
Other comprehensive income                        (3,704)    (31,604)
Fair value of embedded derivative, net            24,429       5,162
Preferred shares                                (125,000)          -
Net proceeds from assumed:
     Conversion of options                        49,336      37,085
     Conversion of warrants                       39,750      39,782
Conversion of mezzanine equity                   143,750     143,750
Conversion of 7% convertible notes                     -      41,282
                                              ----------- -----------
Numerator for diluted book value per share
 calculation                                  $1,193,669  $1,098,131
                                              =========== ===========

Ordinary shares outstanding-end of period     45,627,372  39,931,145

Potential shares issued from assumed:
      Exercise of options and restricted
       stock units                             3,359,436   2,491,236
      Conversion of warrants                   2,650,000   5,856,431
Conversion of mezzanine equity                 6,029,781   6,099,025
Conversion of 4.5% senior convertible notes      473,273           -
Conversion of 7% convertible notes                     -   2,130,709
                                              ----------- -----------
Denominator for diluted book value per share
 calculation                                  58,139,862  56,508,546
                                              =========== ===========


Book value per ordinary share                     $20.60      $21.60

Fully diluted book value per ordinary share
 (excluding other comprehensive income and
 the value of embedded derivatives)               $20.53      $19.43

    CONTACT: Scottish Re Group Limited
             Scott E. Willkomm, 441-298-4364
             scott.willkomm@scottishre.com

    SOURCE: Scottish Re Group Limited